Exhibit 10.13

FINAL

GRAB HOLDINGS LIMITED

2021 EQUITY STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS OF GRAB HOLDINGS LIMITED: APRIL 12, 2021

APPROVED BY THE SHAREHOLDERS OF GRAB HOLDINGS LIMITED: APRIL 12, 2021

EFFECTIVE DATE: APRIL 12, 2021

1.        General; Purpose.

(a)    This Grab Holdings Limited 2021 Equity Stock Purchase Plan (the “Plan”) is intended to enable Eligible Employees and Eligible Service Providers to use payroll deductions to purchase shares of Stock in Offerings under the Plan, and thereby acquire an interest in the Company.

(b)    This Plan is an omnibus plan and includes two (2) components: (i) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Plan participation in a uniform and non-discriminatory basis, and (ii) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to comply with applicable laws or achieve tax and other objectives. Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.        Definitions. The following terms, when used in the Plan, will have meanings and be subject to the provisions set forth below:

(a)    “423 Component” means the component of the Plan intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, as described in Section 1(b) of the Plan.

(b)    “Account” means a payroll deduction account maintained in the Participant’s name on the books of the Company.

(c)    “Administrator” means the Board unless and until the Board delegates administration of the Plan to the Compensation Committee. The Board may delegate some or all of the administration of the Plan to the Compensation Committee. If administration of the Plan is delegated to the Compensation Committee, the Compensation Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Compensation Committee, including the power to delegate to a subcommittee of the Compensation Committee any of the administrative powers the Compensation Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Compensation Committee or subcommittee). In addition, the Board or the Compensation Committee, as applicable, may delegate to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in this Section, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

(d)    “Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Business Combination Agreement” means the Business Combination Agreement, dated as of April 12, 2021 by and among (i) Grab Holdings Limited (formerly known as J1 Holdings Inc.) (“GHL”), an exempted company limited by shares incorporated under the laws of the Cayman Islands, Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“AGC”), J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Grab”).

(g)    “Business Day” means any day on which the established national exchange or trading system (including the Nasdaq Stock Market) on which the Stock is traded is available and open for trading.

(h)    “Capital Shares” means each and every class of ordinary shares of the Company, regardless of the number of votes per share.

(i)    “Code” means the U.S. Internal Revenue Code of 1986, as may be amended from time to time and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations as from time to time in effect.

(j)    “Company” means Grab Holdings Limited, a Cayman Islands company limited by shares, including any successor thereto.

(k)    “Compensation Committee” means the compensation committee of the Board.

(l)    “Effective Date” means the date of the closing of the transactions contemplated by the Business Combination Agreement.

(m)    “Eligible Compensation” means base salary, wages, bonuses and commissions paid to Participants by a Participating Company as compensation for services to the Participating Company (prior to deduction for any pre-tax salary deferral contributions made by the Participant to any tax-qualified deferred compensation plans, any plan subject to Section 125 of the Code (cafeteria plans), or any plan subject to Section 132(f) of the Code (qualified transportation fringe benefit plans)), including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, income received in connection with stock options or other equity-based awards, and all contributions made by the Participating Company for the Participant’s benefit under any employee benefit plan now or hereafter established. The Administrator may, in its discretion, on a uniform and nondiscriminatory basis, establish a different definition of Eligible Compensation for a subsequent Offering Periods. The Administrator shall have the discretion to determine the application of this definition to any Participants outside of the United States.

(n)    “Eligible Employee” means any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

(o)    “Eligible Service Provider” means a Service Provider who meets the eligibility requirements set forth in Section 4 of the Plan.

(p)    “Employee” means any individual who is treated as an employee in the records of the Company or its Affiliates. For the avoidance of doubt, (i) independent contractors and consultants are not “Employees”, regardless of any subsequent reclassification as an employee of a Participating Company by any governmental agency or court, and (ii) service solely as a director of a Participating Company, or payment of a fee for such services, will not cause a director to be considered an “Employee” for purposes of the Plan.

(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as may be amended from time to time and the rules and regulations promulgated thereunder.

(r)    “Exercise Date” means the date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Offering Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Offering Period.

(s)    “Fair Market Value” means as of a particular date, (i) the closing price for a share of Stock as reported on the Nasdaq Stock Market (or any other national securities exchange on which the shares of Stock are then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported, or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 of the Code and Section 409A of the Code to the extent applicable.

(t)    “Maximum Share Limit” has the meaning set forth in Section 10 of the Plan.

(u)    “Non-423 Component” means the component of the Plan that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, as described in Section 1(b) of the Plan.

(v)    “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 5 of the Plan. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees and/or Eligible Service Providers of one (1) or more Participating Company will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation 1.423-2(a)(2) and (a)(3).

(w)    “Offering Period” means an offering period established in accordance with Section 5 of the Plan.

(x)    “Option” means an option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

(y)    “Parent” means a “parent corporation” as defined in Section 424(e) of the Code.

(z)    “Participant” means an Eligible Employee or Eligible Service Provider who elects to enroll in the Plan.

(aa)    “Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Administrator from time to time as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Participating Companies; provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component will not be a Participating Company under the Non-423 Component.

(bb)    “Plan” means this Grab Holdings Limited 2021 Equity Stock Purchase Plan, as from time to time amended and in effect.

(cc)    “Purchase Price” means the price per share of Stock with respect to an Offering Period determined in accordance with Section 9 of the Plan.

(dd)    “Securities Act” means the U.S. Securities Act of 1933, as may be amended from time to time and the rules and regulations promulgated thereunder.

(ee)    “Service Provider” means a person other than an Employee or director who provides bona fide services to, through or by means of the Company or an Affiliate (excluding any services provided in connection with the offer or sale of securities in a capital-raising transaction). Notwithstanding the foregoing, a person is treated as a Service Provider under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(ff)    “Stock” means the Class A ordinary shares of the Company, par value $0.000001 per share.

(gg)    “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

3.        Options to Purchase. Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase under the Plan to Eligible Employees and Eligible Service Providers will be [                ] shares of Stock1. In addition, subject to adjustment pursuant to Section 16, such aggregate number of shares of Stock will automatically increase on January 1st of each year for a period of up to ten (10) years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to one percent (1%) of the total number of Capital Shares outstanding on December 31st of the preceding year; provided, however that the Administrator may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Stock. The shares of Stock to be delivered upon exercise of Options under the Plan may be shares of authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares of Stock then available under the Plan (after deduction of all shares of Stock for which Options have been exercised or are then outstanding), the Administrator shall make a pro-rata allocation of the shares of Stock remaining for purchase under the Plan in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Options and may reduce the rate of payroll deductions, if necessary.

[1]	NTD: 2% of total shares outstanding on the Effective Date.

4.        Eligibility.

(a)    Eligibility Requirements. Subject to Section 13 of the Plan, and with the exceptions and limitations set forth in Sections 4(b), 4(c), 4(d), and 6 of the Plan, or as may be provided elsewhere in the Plan, each Employee of a Participating Company (i) who has been continuously employed by the Participating Company for a period of at least thirty (30) days (or such greater period of time, not to exceed two (2) years, as may be specified by the Administrator for a particular Offering) as of the first day of an Offering Period, (ii) whose customary Employment with the Participating Company is for more than five (5) months per calendar year, (iii) who customarily works more than twenty (20) hours per week, and (iv) who satisfies the requirements set forth in the Plan, will be an Eligible Employee with respect to the 423 Component of the Plan. Notwithstanding the foregoing, the Administrator may exclude from eligibility in the 423 Component of the Plan any Employees of a Participating Company who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code. In the case of the Non-423 Component of the Plan, any Employee or Eligible Service Provider of the Company or an Affiliate who is designated by the Administrator as an eligible participant will be eligible to participate in the Non-423 Component of the Plan, subject to Section 13 of the Plan, and with the exceptions and limitations set forth in Sections 4(c), 4(d), and 6 of the Plan.

(b)    Five Percent Shareholders. No Employee may be granted an Option under the 423 Component of the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.

(c)    Additional or Different Requirements. The Administrator may, for Offering Periods that have not yet commenced, establish additional or different requirements; provided, that in the case of the 423 Component, such requirements are not inconsistent with Section 423 of the Code.

(d)    Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the 423 Component of the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Employees and Service Providers may be excluded from participation in the Plan or the Offering, if the Administrator determines that participation of such Employees or Service Providers is not advisable or practical.

5.        Offering Periods. The Plan will be implemented by a series of separate Offerings, referred to as “Offering Periods,” as determined by the Administrator in its discretion. The last Business Day of each Offering Period will be an “Exercise Date”. The Administrator shall have the authority to change the Exercise Date and the duration, frequency, start and end dates of the Offering Periods to the extent permitted by Section 423 of the Code (provided, that no Option may be exercised after twenty-seven (27) months from its grant date).

6.        Option Grant. Subject to the limitations set forth in Sections 4 and 10 of the Plan and the Maximum Share Limit, on the first day of an Offering Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds US$25,000 in Fair Market Value (or such other maximum as may be prescribed in the Code, or in the case of the Non-423 Component, such other amount as may be determined by the Administrator) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

7.        Method of Participation.

(a)    Payroll Deduction and Participation Authorization. To participate in an Offering Period, an Eligible Employee or Eligible Service Provider must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee or Eligible Service Provider will thereby become a Participant as of the first day of such Offering Period. Such Eligible Employee or Eligible Service Provider will remain a Participant with respect to subsequent Offering Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be delivered not later than five (5) Business Days prior to the first day of an Offering Period, or such other time as specified by the Administrator.

(b)    Changes to Payroll Deduction Authorization for Subsequent Offering Periods. A Participant’s payroll deduction authorization will remain in effect for subsequent Offering Periods unless the Participant files a new authorization not later than five (5) Business Days prior to the first day of the subsequent Offering Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Sections 13 or 14 of the Plan.

(c)    Changes to Payroll Deduction Authorization for Current Offering Period. Subject to any restrictions as the Administrator may impose from time to time (including in order to comply with the Company’s insider trading policy and/or any other applicable Company policies as may be in effect from time to time), during an Offering Period, a Participant may decrease his or her payroll deduction authorization once, but may not increase his or her payroll deduction authorization. Any election to decrease a Participant’s payroll deduction authorization intended to be effective for the Offering Period during which the election to decrease is made must be delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and will be effective as soon as administratively practicable. If a Participant’s payroll deduction authorization is reduced to zero percent (0%) during an Offering Period, payroll deductions previously accumulated during such Offering Period will be applied to purchase shares of Stock on the Exercise Date for that Offering Period and the Participant’s participation in the Plan will thereupon terminate, unless the Participant has delivered a new payroll deduction authorization for the subsequent Offering Period in accordance with the rules of Section 7(b) above. A Participant may also terminate his or her payroll deduction authorization during an Offering Period by canceling his or her Option in accordance with Section 13 of the Plan.

(d)    Payroll Deduction Percentage. Each payroll deduction authorization will authorize payroll deductions as a whole percentage from one percent (1%) to fifteen percent (15%) of the Participant’s Eligible Compensation per payroll period.

(e)    Payroll Deduction Account. All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

8.        Method of Payment. A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant’s Account, unless otherwise provided by the Administrator under a sub-plan or separate Offering, including the Non-423 Component, for a non-U.S. Participating Company.

9.        Purchase Price. The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator (with respect to the 423 Component, to the extent permitted under Section 423 of the Code)) of the lesser of: (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Offering Period), and (b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

10.        Exercise of Options; Delivery of Shares of Stock.

(a)    Purchase of Shares of Stock. Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Offering Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than [            ] shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 of the Code (the “Maximum Share Limit”). No fractional shares of Stock will be purchased pursuant to the exercise of an Option under the Plan; any accumulated payroll deductions in a Participant’s Account that are not sufficient to purchase a whole share will be retained in the Participant’s Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 13 of the Plan.

(b)    Return of Account Balance. Except as provided in Section 10(a) above with respect to fractional shares of Stock, any amount of payroll deductions in a Participant’s Account that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Offering Period or for any other reason, will be returned to the Participant (or his or her estate or designated beneficiary, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions on the Exercise Date of an Offering Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum number of shares of Stock that may be purchased by a Participant pursuant to Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

(c)    Delivery. As soon as practicable after each Exercise Date on which a purchase of shares of Stock occurs, the Company will arrange the delivery to each Participant of the shares of Stock purchased upon exercise of his or her Option in a manner determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares of Stock are deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Stock be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking disqualifying dispositions of such shares of Stock. No Participant will have any voting, dividend or other stockholder rights with respect to share of Stock subject to any Option granted under the Plan until such shares of Stock have been purchased and delivered to the Participant as provide in this Section 10(c).

11.        Interest. No interest will be payable on any amount held in the Account of any Participant, except as may otherwise be required by applicable law (as determined by the Administrator).

12.        Taxes. Payroll deductions will be made on an after-tax basis. The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local, or foreign income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value.

13.        Cancellation and Withdrawal. A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her payroll deduction authorization by notice delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for a future Offering Period or future payroll periods within an ongoing Offering Period to 0% pursuant to Section 7 of the Plan, will be deemed to have terminated his or her payroll deduction authorization and cancelled his or her participation in future Offering Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Offering Period in accordance with the rules of Section 7(b) of the Plan.

14.        Termination of Service; Death of Participant; Designation of Beneficiary.

(a)    Termination of Service; Death of Participant. Upon the termination of a Participant’s employment or service with a Participating Company, for any reason or in the event the Participant ceases to qualify as an Eligible Employee or Eligible Service Provider, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan. A Participant will be deemed to have terminated employment or service (as applicable), for this purpose, if the entity that employs or engages him or her, having been a Participating Company, ceases to be a Subsidiary or Affiliate, or if the individual is transferred to any entity other than a Participating Company. Unless otherwise determined by the Administrator, a Participant whose employment or service (as applicable) transfers between, or whose employment or service (as applicable) terminates with an immediate rehire (with no break in service) by, Participating Companies, will not be treated as having terminated employment or service (as applicable) for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component for such Offering. In addition, for purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave, or statutory or other leave of absence approved by the Participating Company. However, unless otherwise determined by the Administrator, where the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day following the expiration of such three (3)-month period.

(b)    Designation of Beneficiary. The Administrator may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Stock or contributions from a Participant’s Account under the Plan if the Participant dies before such shares of Stock or contributions are delivered to the Participant. Any such designation must be on a form approved by the Company. If a Participant dies, in absence of a valid beneficiary designation, the Company will deliver any shares of Stock or contributions from a Participant’s Account, to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Stock and contributions (without interest), to the Participant’s spouse, dependents or relatives, or if no spouse, dependents or relative is known to the Company, then to such other person as the Company may designate.

15.        Equal Rights and Privileges; Participant’s Rights Not Transferable. Notwithstanding anything in the Plan to the contrary, all Participants granted Options in an Offering under the 423 Component will have the same rights and privileges, consistent with the requirements set forth in Section 423 of the Code. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options held by the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights in the Plan will terminate.

16.        Change in Capitalization; Corporate Transaction.

(a)    Change in Capitalization. In the event of any change in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the Maximum Share Limit and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423 of the Code.

(b)    Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator may, in its discretion: (i) cancel each outstanding Option and return the balances in the Participants’ Accounts to the Participants, without interest, and/or (ii) pursuant to Section 18 of the Plan, terminate the Offering Period on or before the date of the consummation of the proposed dissolution or liquidation of the Company.

(c)    Corporate Transaction. In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion: (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquirer or successor corporation or by a parent or subsidiary of the acquirer or successor corporation, (ii) cancel each outstanding Option and return the balances in the Participants’ Accounts to the Participants, without interest, and/or (iii) pursuant to Section 18 of the Plan, terminate the Offering Period on or before the date of the proposed sale, merger or similar transaction.

17.        Administration of the Plan. The Plan will be administered by the Administrator, which will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan, decide all disputes arising in connection with the Plan, and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants and all persons. The Administrator may specify the manner in which the Company and/or Participants are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.

18.        Amendment and Termination of Plan.

(a)    Amendment. The Administrator reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no force or effect unless approved by the shareholders of the Company within twelve (12) months before or after its adoption.

(b)    Termination. The Administrator reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Administrator may provide, in its sole discretion, either that outstanding Options will be exercisable either on the Exercise Date for the applicable Offering Period or on such earlier date as the Administrator may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Offering Period), or that the balance of each Participant’s Account will be returned to the Participant without interest.

19.        Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the Employees or Service Providers of a particular Participating Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Participating Company has employees or other service providers, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contributions by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligation to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423 of the Code, the Employees subject to such special rules or sub-plans will participate in the Non-423 Component.

20.        Section 409A of the Code; Tax Qualification.

(a)    Section 409 of the Code. Options granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 20(b) below, Options granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Option to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Stock subject to an Option be delivered within the short-term deferral period. Subject to Section 20(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, the Option will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the forgoing, the Company will have no liability to a Participant or any other party if the Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

(b)    Tax Qualification. Although the Company may endeavor to (i) qualify an Option for special tax treatment under the laws of the United States or any jurisdiction outside of the United States, or (ii) avoid adverse tax treatment, the Company makes no representations to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) above.

21.        Approvals; Compliance with Law. Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval of the Plan. In the event that the Plan has not been approved by the shareholders of the Company prior to the first anniversary of the Effective Date, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void. Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with any and all other applicable legal requirements in effect from time to time, including without limitation, any legal requirements under the Securities Act and the Exchange Act.

22.        Participants’ Rights as Shareholders and Employees or Service Providers. A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares of Stock, and the shares of Stock have been issued to the Participant. Nothing contained in the provisions of the Plan will be construed as giving to any Employee or other Service Provider the right to be retained in the employ or engagement of any Participating Company or as interfering with the right of any Participating Company to discharge, promote, demote or otherwise re-assign any Employee or Service Provider from one position to another within any Participating Company at any time.

23.        Limitation on Dispositions; Information Regarding Disqualifying Dispositions. Shares of Stock purchased under the Plan may, as determined by the Administrator in its sole discretion, be subject to a holding period during which such shares of Stock may not be sold, transferred, withdrawn or moved. By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of shares of Stock acquired under the Plan that occurs within two (2) years after the first day of the Offering Period in which such shares of Stock was acquired and within one (1) year after the day such shares of Stock was purchased, as may be requested by the Company or any other Participating Company in order to assist it in complying with applicable tax laws.

24.        Severability. If any provisions of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

25.        Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

26.        Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

27.        Governing Law. The Plan will be governed by and administered in accordance with the laws of the Cayman Islands, without regard to conflict of law principles.

28.        Effective Date and Term. The Plan will become effective on the Effective Date. No Options will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within twelve (12) months before or after the date the Plan is adopted (or, if required under Section 18(a) of the Plan, amended) by the Board. No rights will be granted hereunder after the earliest to occur of: (a) the Plan’s termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan, or (c) the day before the ten (10)-year anniversary of the Effective Date.